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                                                                       Exhibit 3


                                   [Reflecting Amendments Through June 27, 2002]



                                    BYE-LAWS

                                       OF

                            ARCH CAPITAL GROUP LTD.,

                                A BERMUDA COMPANY

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                                TABLE OF CONTENTS

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
Bye-Law                                                                                                    Page
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1.    Interpretation..........................................................................................1
2.    Management of the Company...............................................................................2
3.    Power to appoint managing director or chief executive officer...........................................3
4.    Power to appoint manager................................................................................3
5.    Power to authorize specific actions.....................................................................3
6.    Power to appoint attorney...............................................................................3
7.    Power to delegate to a committee........................................................................3
8.    Power to appoint and dismiss employees..................................................................4
9.    Power to borrow and charge property.....................................................................4
10.   Exercise of power to purchase shares of or discontinue the Company......................................4
11.   Election of Directors...................................................................................4
12.   Defects in appointment of Directors.....................................................................5
13.   Notification of nominations.............................................................................5
14.   Alternate Directors.....................................................................................5
15.   Vacancies on the Board; Removal of Directors, Etc.......................................................5
16.   Notice of meetings of the Board; Adjournment............................................................6
17.   Quorum at meetings of the Board.........................................................................6
18.   Meetings of the Board...................................................................................6
19.   Regular Board meetings..................................................................................6
20.   Special Board meetings..................................................................................7
21.   Chairman of meetings....................................................................................7
22.   Unanimous written resolutions...........................................................................7
23.   Contracts and disclosure of Directors' interests........................................................7
24.   Remuneration of Directors...............................................................................7
25.   Register of Directors and Officers......................................................................7
26.   Principal Officers......................................................................................8
27.   Other Officers..........................................................................................8
28.   Remuneration of Officers................................................................................8
29.   Duties of Officers......................................................................................8
30.   Obligations of Board to keep minutes....................................................................8
31.   Right to indemnification................................................................................8
32.   Waiver of claims........................................................................................9
33.   Indemnification of employees............................................................................9
34.   Place of meeting........................................................................................9
35.   Annual meeting.........................................................................................10
36.   Special general meeting................................................................................10
37.   Accidental omission of notice of general meeting.......................................................10
38.   Business to be conducted at meetings...................................................................10
39.   Notice of general meeting..............................................................................11
40.   Postponement of meetings...............................................................................11
41.   Quorum for general meeting.............................................................................11
42.   Adjournment of meetings................................................................................11
43.   Written resolutions....................................................................................11
44.   Attendance of Directors................................................................................12
45.   Limitation on voting rights of Controlled Shares.......................................................12
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
Bye-Law                                                                                                    Page
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46.   Voting at meetings.....................................................................................13
47.   Presiding Officer......................................................................................13
48.   Conduct of meeting; Decision of chairman...............................................................13
49.   Seniority of joint holders voting......................................................................14
50.   Proxies................................................................................................14
51.   Representation of corporations at meetings.............................................................14
52.   Rights of shares.......................................................................................14
53.   Power to issue shares..................................................................................16
54.   Variation of rights, alteration of share capital and purchase of shares of the Company.................16
55.   Registered holder of shares............................................................................16
56.   Death of a joint holder................................................................................17
57.   Share certificates.....................................................................................17
58.   Determination of record dates..........................................................................17
59.   Instrument of transfer.................................................................................17
60.   Restriction on transfer................................................................................18
61.   Transfers by joint holders.............................................................................18
62.   Representative of deceased Member......................................................................18
63.   Registration on death or bankruptcy....................................................................18
64.   Declaration of dividends by the Board..................................................................18
65.   Unclaimed dividends....................................................................................19
66.   Undelivered payments...................................................................................19
67.   Interest on dividends..................................................................................19
68.   Issue of bonus shares..................................................................................19
69.   Financial year end.....................................................................................19
70.   Appointment of Auditor.................................................................................19
71.   Remuneration of Auditor................................................................................19
72.   Notices to Members of the Company......................................................................20
73.   Notices to joint Members...............................................................................20
74.   Service and delivery of notice.........................................................................20
75.   Certain Subsidiaries...................................................................................20
76.   The seal...............................................................................................20
77.   Winding-up/distribution by liquidator..................................................................20
78.   Business Combinations..................................................................................21
79.   Alteration of Bye-laws, Etc............................................................................25

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 1.       INTERPRETATION

          (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

                  "ACT" means the Bermuda Companies Act 1981 as amended from time to time.

                  "ALTERNATE DIRECTOR" means an alternate Director appointed in accordance with these Bye-laws and the Act.

                  "AUDITOR" includes any individual or partnership.

                  "BOARD" means the board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum.

                  "COMPANY" means the company for which these Bye-laws are approved and confirmed.

                  "CONTROLLED SHARES" has the meaning set forth in Bye-law 45.

                  "DIRECTOR" means a director of the Company and shall include an Alternate Director.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "FAIR MARKET VALUE" means, with respect to a repurchase of any shares of any class or series of the Company in accordance with Bye-law 10:

                      (i) if shares of such class or series are listed on a
             securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if shares of such class or series are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of such shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if shares of such class or series are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws, or

                      (ii) if no such closing sales prices or quotations are
             available because shares of such class or series are not publicly traded or otherwise, the fair value of such shares as determined by one independent internationally recognized investment banking firm chosen in good faith by the Board, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (x) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (y) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be.

                  "GENERAL MEETING" means either an annual general meeting or a special general meeting of the Members.

                  "MEMBER" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person

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          whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires.

                  "NOTICE" means written notice as further defined in these Bye-laws unless otherwise specifically stated.

                  "OFFICER" means any person appointed by the Board to hold an office in the Company.

                  "PERSON" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust, fund or other enterprise.

                  "REGISTER OF DIRECTORS AND OFFICERS" means the Register of Directors and Officers referred to in these Bye-laws.

                  "REGISTER OF MEMBERS" means the Register of Members referred to in these Bye-laws.

                  "RESIDENT REPRESENTATIVE" means any person appointed to act as resident representative and includes any deputy or assistant resident representative.

          "SECRETARY" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary.

          (2)  In these Bye-laws, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)  the word:

                    (i)     "may" shall be construed as permissive;

                    (ii)    "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

          (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, e-mail and other modes of representing words in a visible form.

          (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.        MANAGEMENT OF THE COMPANY

          (1) The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all corporate and other powers of the Company as are not, by

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statute or by these Bye-laws, required to be exercised by the Company in general meeting, and the business and affairs of the Company shall be so controlled by the Board. The Board may also present any petition and make any application in connection with the liquidation or reorganization of the Company.

          (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board.

          (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

3.        POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER

          The Board may from time to time appoint one or more persons to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

4.        POWER TO APPOINT MANAGER

          The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

5.        POWER TO AUTHORIZE SPECIFIC ACTIONS

          The Board may from time to time and at any time authorize any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6.        POWER TO APPOINT ATTORNEY

          The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

7.        POWER TO DELEGATE TO A COMMITTEE

          (1) The Board may appoint Board Committees from among its members to consist of not less than one (1) Director for each Board Committee. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified members at a meeting of such Board Committee. The Board Committees shall have such of the powers and authority of the Board in the management of the business and affairs of the Company as shall, from time to time, so be delegated to them by the Board.

          (2) The Board may appoint other committees to consist of such number of members as may be fixed by the Board, none of whom need be a member of the Board, and may prescribe the powers and authority of such committees.

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          (3)  Meetings and actions of Board Committees and other committees of the Company shall be governed by, held and taken in accordance with these Bye-laws, with such changes in the context of those Bye-laws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may also be determined by resolution of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Further, the Board or the committee may adopt rules for the governance of any committee not inconsistent with the provisions of these Bye-laws.

8.        POWER TO APPOINT AND DISMISS EMPLOYEES

          The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.        POWER TO BORROW AND CHARGE PROPERTY

          The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.       EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

          (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

          (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

11.       ELECTION OF DIRECTORS

          (1) The Board shall consist of not less than three Directors nor more than eighteen Directors with the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board.

          (2) The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. At the date these Bye-laws become effective, (i) the Class I directors, with a term ending in 2002, are Thomas V. A. Kelsey, Robert F. Works and Philip
L. Wroughton, (ii) the Class II directors, with a term ending in 2003, are Peter
A. Appel, Lewis L. Glucksman and Ian R. Heap and (iii) the Class III directors, with a term ending in 2001, are Robert Clements, Michael P. Esposito, Jr. and Mark D. Mosca. At each succeeding annual general meeting beginning in 2001, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (3) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preference Shares issued by the Company shall have the right, voting separately by class or series, to elect Directors

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at an annual or special general meeting, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Board resolution creating such classes or series of Preference Shares, and such directors so elected shall not be divided into classes pursuant to this Bye-law 11 unless expressly provided by such terms.

12.       DEFECTS IN APPOINTMENT OF DIRECTORS

          All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13.       NOTIFICATION OF NOMINATIONS

          Subject to the rights of the holders of any class or series of Preference Shares, nominations for the election of Directors may be made by the Board or by any Member entitled to vote for the election of Directors. Any Member entitled to vote for the election of Directors may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is delivered to the Secretary of the Company not later than (i) with respect to an election to be held at an annual general meeting, 50 days prior to the date of the meeting at which such nominations are proposed to be voted upon (or if less than 55 days' notice of the meeting is given, not later than the close of business on the seventh day following the day notice of the meeting is first given to Members) and (ii) with respect to an election to be held at a special general meeting for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Members. Each such notice shall set forth: (a) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Member and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (d) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had each such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each such nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

14.       ALTERNATE DIRECTORS

          An individual may be appointed an Alternate Director by or in accordance with a resolution of the members. Unless otherwise determined by the Board (and subject to such limitations as may be set by the Board), no Director shall have the right to appoint another person to act as his Alternate Director.

15.       VACANCIES ON THE BOARD; REMOVAL OF DIRECTORS, ETC.

          (1) Except in the case of vacancies on the Board that under applicable law must be filled by the Members, any vacancy on the Board that results from an increase in the number of directors shall be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board shall be filled by a majority of the Directors then in office, even if less than a quorum, or a sole remaining director and the Board shall have the power to appoint an Alternate Director for any Director appointed to fill a vacancy. Any Director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. If the number of Directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

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          (2)  A Director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote generally in an election of Directors, which vote may only be taken at a special general meeting of the Members called expressly for that purpose. Cause for removal shall be deemed to exist only if the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such Director's duty to the Company and such adjudication is no longer subject to direct appeal.

16.       NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT

          (1) Notice of the time and place of each meeting of the Board shall be served upon or telephoned or telegraphed or transmitted by facsimile or e-mail to each Director at his residence or usual place of business, at least two (2) business days before the time fixed for the meeting, or so mailed at least five (5) business days before the time fixed for the meeting.

          (2) A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

          (3) Notice of any meeting or any irregularity in any notice may be waived by any Director before the meeting is held. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting by such Director.

17.       QUORUM AT MEETINGS OF THE BOARD

          At all meetings of the Board, one half (1/2) of the Directors then in office (but not less than two (2) Directors) if present in person at such meeting shall be sufficient to constitute a quorum a meeting of Directors.

18.       MEETINGS OF THE BOARD

          (1) All meetings of the Directors shall be held at the registered office of the Company or at such other place either within or without Bermuda as shall be designated by the Board.

          (2) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

          (3) Directors may participate in a meeting of the Board through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting of the Board by this means constitutes presence in person at such meeting.

          (4) Unless a greater number is otherwise expressly required by statute or these Bye-laws, every act or decision done or made by a majority of the Directors present at a meeting duly held, at which a quorum is present, shall be regarded as the act of the Board.

19.       REGULAR BOARD MEETINGS

          The next meeting of the Board subsequent to the annual general meeting shall be held for the purpose of organizing the Board, electing officers and transacting such other business as may come before the meeting. Thereafter regular meetings of the Board shall be held at such time as may be designated by the Board. If the day fixed for any regular meeting shall fall on a holiday, the meeting shall take place on the next business day, unless otherwise determined by the Board.

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20.       SPECIAL BOARD MEETINGS

          Special meetings of the Board may be called by the Chairman of the Board, or by the President, or by three Directors or a majority of the total number of Directors (whichever is fewer), upon the notice specified in Bye-law 16(1).

21.       CHAIRMAN OF MEETINGS

          The Chairman of the Board, or in the Chairman's absence, any Director selected by the Directors present, shall preside as chairman at meetings of the Board.

22.       UNANIMOUS WRITTEN RESOLUTIONS

          Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. For the purposes of this Bye-law, "Director" shall not include an Alternate Director.

23.       CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

          (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director.

          (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest.

          (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

24.       REMUNERATION OF DIRECTORS

          (1) The remuneration (if any) of the Directors shall be as determined by the Directors and shall be deemed to accrue from day to day. The Directors shall also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

          (2) The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

25.       REGISTER OF DIRECTORS AND OFFICERS

          The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

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                                    OFFICERS

26.       PRINCIPAL OFFICERS

          The principal Officers of the Company shall be a President, one or more Vice Presidents, a Secretary and such officers as the Board may determine. Any two or more of such offices, except those of President and Secretary, may be held by the same person except as prohibited by the Act. The Chairman of the Board need not be an executive officer of the Company.

27.       OTHER OFFICERS

          The Board, the Chairman of the Board or the President may appoint such other Officers as the conduct of the business of the Company may require, each of whom shall hold office for such period as the Board, the Chairman of the Board or the President may from time to time determine.

28.       REMUNERATION OF OFFICERS

          The Officers shall receive such remuneration as the Board may from time to time determine.

29.       DUTIES OF OFFICERS

          Each Officer shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to him by the Board, or, if such Officer was appointed by the Chairman of the Board or the President, as may be delegated to him by either such person, from time to time.

                                     MINUTES

30.       OBLIGATIONS OF BOARD TO KEEP MINUTES

          (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

               (a)  of all elections and appointments of Officers;

               (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

               (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

          (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

31.       RIGHT TO INDEMNIFICATION

          (1) The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified

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and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

          (2) The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

          (3) All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 31(1) in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to this Bye-law.

          (4) The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

32.       WAIVER OF CLAIMS

          The Company and each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer, and no Director or Officer shall have any liability for monetary damages, on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

33.       INDEMNIFICATION OF EMPLOYEES

          The Board may provide indemnification and advancement of expenses to the employees of the Company for their acts or omissions as the Board may, from time to time, determine.

                                MEMBERS MEETINGS

34.       PLACE OF MEETING

          All meetings of Members shall be held either at the registered office of the Company or at any other place within or without Bermuda as may be designated by the Board.

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35.       ANNUAL MEETING

          The annual general meeting shall be held on such date, at such time and at such place as shall be designated by the Board and any annual general meeting may be adjourned as provided by law or pursuant to these Bye-laws. At each annual general meeting there shall be elected Directors to serve for the designated term, and such other business shall be transacted as shall properly come before the meeting.

36.       SPECIAL GENERAL MEETING

          (1) Special general meetings for any purpose or purposes may be called only (i) by the Chairman of the Board; (ii) by the President; (iii) by a majority of the Directors in office or (iv) as required by the Act.

          (2) Only such business as is specified in the notice of any special general meeting shall come before such meeting.

37.       ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

          The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

38.       BUSINESS TO BE CONDUCTED AT MEETINGS

          (1) At any general meeting, only such business shall be conducted as shall have been properly brought before such meeting.

          (2) To be properly brought before an annual general meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board or (3) otherwise properly brought before the meeting by a Member. For business to be properly brought before an annual general meeting by a Member, the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member's notice must be received not later than 50 days prior to the date of the meeting (or if less than 55 days' notice of the meeting is given, not later than the close of business on the seventh day following the day notice of the meeting is first given to Members).

          (3) To be properly brought before a special general meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the person or persons calling such meeting in accordance with Bye-law 36 or (ii) otherwise properly brought before the meeting by or at the direction of such person or persons. Members may not bring matters before a special general meeting except as specified under the Act. To the extent any Member or Members are specifically permitted under the Act to bring matters before a special meeting, such Member or Members must give timely notice thereof in writing to the Secretary of the Company to properly bring business before a special general meeting and satisfy applicable requirements of the Act. To be timely, a Member's notice must be received no later than the close of business on the seventh day following the date notice of the meeting is first given to Members.

          (4) Each such notice shall set forth as to each matter the Member proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the Member proposing such business, (c) a representation that the Member is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting, (d) the class, series and number of shares of the Company which are beneficially owned by the Member, (e) any material interest of the Member in such business, and (f) such other information regarding the business to be brought before the meeting by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission.

          (5) No business shall be conducted at any meeting of the Members except in accordance with the procedures set forth in the preceding paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bye-laws and applicable law, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted.

39.       NOTICE OF GENERAL MEETING

          Notice of each general meeting, whether annual or special, shall be given in writing to the Members entitled to vote thereat, not less than then
(10) nor more than sixty (60) days before such meeting. Notice of any meeting of Members shall specify the place, the day, and the hour of the meeting, as well as the general nature of the business to be transacted. A notice may be given by the Company to any Member either personally or by mail or other means of written communication addressed to the Member at his address appearing on the Register of Members.

40.       POSTPONEMENT OF MEETINGS

          The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.       QUORUM FOR GENERAL MEETING

          The presence of two or more persons representing, in person or by proxy, not less than a majority of the voting power represented by the shares entitled to vote thereat shall constitute a quorum for the transaction of business at any general meeting.

42.       ADJOURNMENT OF MEETINGS

          (1) Any general meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power represented by the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting.

          (2) When any general meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time and place are announced at a meeting at which the adjournment occurs, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each Member of record entitled to vote at the adjourned meeting in accordance with the provisions of Bye-law 37. At any adjourned meeting the Company may transact any business that might have been transacted at the original meeting.

43.       WRITTEN RESOLUTIONS

          Subject to applicable law, the Members shall have the power to consent in writing, without a meeting, to the taking of any action.

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44.       ATTENDANCE OF DIRECTORS

          The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

45.       LIMITATION ON VOTING RIGHTS OF CONTROLLED SHARES

          (1) Except as provided in the other paragraphs of this Bye-law 45, every Member of record owning shares conferring the right to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Member's name.

          (2) If, as a result of giving effect to the foregoing provisions of this Bye-law 45 or otherwise, the votes conferred by the Controlled Shares, directly or indirectly or by attribution, to any U.S. Person would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of Directors, the votes conferred by the Controlled Shares on such U.S. Person shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares to such U.S. Person shall constitute 9.9% of the total voting power of all shares of the Company entitled to vote generally at any election of Directors (provided, however, that (a) votes shall be reduced only (i) in shares of the Company, if any, held by such U.S. Person within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) in shares of the Company if any (other than shares held directly by the H&F Funds or the WP Funds) held by such U.S. Person within the meaning of Section 958(b) of the Code, (b) votes shall be reduced in shares of the Company held directly by the H&F Funds and the WP Funds only if and to the extent that reductions in the vote of other shares do not result in satisfaction of the 9.9% threshold set forth in this paragraph (2), (c) such reduction (or portion thereof) in votes conferred by shares held directly by an H&F Fund shall not be effective on or after such date, if any, as such H&F Fund reasonably objects in writing to such reduction (or portion thereof) after reasonable notice given to such H&F Fund in advance (to the extent feasible) of any meeting of shareholders (which notice the Company shall provide in writing) and (d) such reduction (or portion thereof) in votes conferred by shares held directly by a WP Fund shall not be effective on or after such date, if any, as such WP Fund reasonably objects in writing to such reduction (or portion thereof) after reasonable notice given to such WP Fund in advance (to the extent feasible) of any meeting of shareholders (which notice the Company shall provide in writing)).

          (3) (a) "CONTROLLED SHARES" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code;

               (b)  "U.S. PERSON" means a United States person as defined in
Section 7701(a)(30) of the Code;

               (c) "H&F FUND" means the Hellman & Friedman parties to the Shareholders Agreement by and among the Company and certain investors dated as of November 20, 2001 (the "Shareholders Agreement"); and

               (d) "WP FUND" means the Warburg Pincus parties to the Shareholders Agreement.

          (4) Upon written notification by a Member to the Board, the number of votes conferred by the total number of shares held directly by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion), so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement or voting threshold or limitation that may be applicable to such Member or to evidence that such person's voting power is no greater than such threshold.

          (5) Notwithstanding the foregoing provisions of this Bye-law 45, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares on any U.S. Person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% (or the percentage designated by a Member pursuant to paragraph (4) of this Bye-law 45) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors. Such adjustments intended to implement the 9.9% limitation set forth in paragraph (2) of this Bye-law 45 shall be subject to the proviso contained in such paragraph (2), but adjustments intended to implement the limitation set forth in a notification pursuant to paragraph (4) of this Bye-law 45 shall not be subject to the proviso contained in paragraph (2).

          (6) Each Member shall provide the Company with such information as the Company may reasonably request so that the Company and the Board may make determinations as to the ownership (direct or indirect or by attribution) of Controlled Shares to such Member or to any person to which Shares may be attributed as a result of the ownership of Shares by such Member.

46.       VOTING AT MEETINGS

          (1) Unless a different number is otherwise expressly required by statute (without modification of these Bye-laws) or these Bye-laws, every act or decision (including any act or resolution regarding any amalgamation, scheme of arrangement, merger, consolidation or sale or transfer of assets that has been approved by the affirmative vote of at least two-thirds of the Directors in office) done or made by a majority of the voting power held by the Members present in person or by proxy at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the Members. At any election of Directors, nominees shall be elected by a plurality of the votes cast.

          (2) No Member shall be entitled to vote at any general meeting unless he or she is a Member on the record date for such meeting.

          (3) No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decisions shall be final and conclusive. Notwithstanding, however, the foregoing or any other provision in these Bye-laws, the Chairman of the general meeting may, in his discretion, whether or not an objection has been raised, and if the Chairman considers that such action is necessary to determine accurately the vote count, defer until after the conclusion of the general meeting a decision as to the proper application of Bye-law 45 to any vote at such meeting. If the decision has been so deferred, then the Chairman of the general meeting or, failing such decision within ninety (90) days of the general meeting, the Board, shall make such decision and such decision shall be final and conclusive.

47.       PRESIDING OFFICER

          The Chairman of the Board, the President, or another person selected by the Board shall act as chairman of general meetings. The Secretary of the Company, or, in the Secretary's absence, an Assistant Secretary of the Company, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Board shall choose any person present to act as secretary of the meeting.

48.       CONDUCT OF MEETING; DECISION OF CHAIRMAN

          (1) The chairman shall conduct each general meeting in a manner consistent with the Act and these Bye-laws, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure.

Except as otherwise provided by law, the chairman's rulings on procedural matters shall be conclusive and binding on all Members.

          (2) At any general meeting if an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

          (3) At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

49.       SENIORITY OF JOINT HOLDERS VOTING

          In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50.       PROXIES

          Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Member and filed with the Secretary. Any proxy duly executed shall continue in full force and effect unless revoked by the person executing it by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by such Member presented to the meeting or by attendance at a meeting and voting in person by such Member. However, no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51.       REPRESENTATION OF CORPORATIONS AT MEETINGS

          A corporation which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any general meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

52.       RIGHTS OF SHARES

          (1) At the date these Bye-laws become effective, the total number of authorized common shares is two hundred million (200,000,000) common shares having a par value of U.S. $0.01 per share (the "COMMON SHARES"), and the total number of authorized preference shares is fifty million (50,000,000) preference shares having a par value of U.S. $0.01 per share (the "PREFERENCE SHARES").

          (2) The holders of Common Shares shall, subject to the provisions of these Bye-laws:

               (a)  be entitled (subject to Bye-law 45) to one vote per share;

               (b) be entitled to such dividends as the Board may from time to time declare;

               (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

               (d) generally be entitled to enjoy all of the rights attaching to shares.

          (3) The Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine. The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series;

               (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (d) Whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

               (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

               (h) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

               (i) Any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

53.       POWER TO ISSUE SHARES

          (1) The issuance of any authorized Common Shares or Preference Shares and any other actions permitted to be taken by the Board pursuant to Bye-law 52 must be authorized by the Board.

          (2) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

          (3) At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

54. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY

          (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

          (2) The Company may from time to time if authorized by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

          (3) The Company may from time to time, acting through the Board, purchase its own shares in accordance with the provisions of Section 42A of the Act.

55.       REGISTERED HOLDER OF SHARES

          (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

          (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

56.       DEATH OF A JOINT HOLDER

          Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.       SHARE CERTIFICATES

          (1) Share certificates shall be in such form as shall be required by law and as shall be approved by the Board. Each certificate shall have the corporate seal affixed thereto by impression or in facsimile and shall be signed by the Chairman of the Board, the President, or any Vice President, and countersigned by the Secretary or any Assistant Secretary; provided that certificates may be signed, countersigned or authenticated by facsimile signatures as provided by law.

          (2) Except as provided in this Bye-law 57, new certificates for shares shall not be issued to replace an old certificate unless the latter is surrendered to the Company and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Company secured by a bond or other adequate security which the Board deems sufficient to protect the Company against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

                                  RECORD DATES

58.       DETERMINATION OF RECORD DATES

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

               (a)  determining the Members entitled to receive any dividend;
                    and

               (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

59.       INSTRUMENT OF TRANSFER

          (1) An instrument of transfer shall be in such common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

          (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

60.       RESTRICTION ON TRANSFER

          (1) The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

          (2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

61.       TRANSFERS BY JOINT HOLDERS

          The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

62.       REPRESENTATIVE OF DECEASED MEMBER

          In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

63.       REGISTRATION ON DEATH OR BANKRUPTCY

          Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer satisfactory to the Board. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

64.       DECLARATION OF DIVIDENDS BY THE BOARD

          The Board may declare and make such dividends or other distributions (in each case in cash or in specie, as valued by the Board, or a combination thereof) to the Members as may be lawfully made out of the assets of the Company.

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65.       UNCLAIMED DIVIDENDS

          Any dividend or other monies payable in respect of a share which has remained unclaimed for 5 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

66.       UNDELIVERED PAYMENTS

          The Company shall be entitled to cease sending dividend payments and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

67.       INTEREST ON DIVIDENDS

          No dividend or distribution shall bear interest against the Company.

                                 CAPITALIZATION

68.       ISSUE OF BONUS SHARES

          The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares to the Members.

                                   FISCAL YEAR

69.       FINANCIAL YEAR END

          The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                      AUDIT

70.       APPOINTMENT OF AUDITOR

          Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

71.       REMUNERATION OF AUDITOR

          The Board may fix the remuneration of the Auditor as it may determine.

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                                     NOTICES

72.       NOTICES TO MEMBERS OF THE COMPANY

          A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, e-mail or other mode of representing words in a legible and non-transitory form.

73.       NOTICES TO JOINT MEMBERS

          Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

74.       SERVICE AND DELIVERY OF NOTICE

          Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                              CERTAIN SUBSIDIARIES

75.       CERTAIN SUBSIDIARIES

          With respect to any company incorporated under the laws of Bermuda, Barbados or the Cayman Islands all of the voting shares of which are owned (directly or indirectly through subsidiaries) by the Company, and any other subsidiary of the Company designated by the Board of the Company (together, the "DESIGNATED COMPANIES"), the board of directors of each such Designated Company shall consist of the persons who have been elected by the Members as Designated Company Directors. Notwithstanding the general authority set out in Bye-law 2(1), the Board shall vote all shares owned by the Company in each Designated Company to ensure the constitutional documents of such Designated Company require such Designated Company Directors to be elected as the directors of such Designated Company, and to elect such Designated Company Directors as the directors of such Designated Company. The Company shall enter into agreements with each such Designated Company to effectuate or implement this Bye-law.

                               SEAL OF THE COMPANY

76.       THE SEAL

          The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

                                   WINDING-UP

77.       WINDING-UP/DISTRIBUTION BY LIQUIDATOR

          If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried

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out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                              BUSINESS COMBINATIONS

78.       BUSINESS COMBINATIONS

          (1) The Company shall not engage in any business combination with any Interested Member for a period of three years following the time that such Member became an Interested Member, unless:

               (a) prior to such time the Board approved either the business combination or the transaction which resulted in the Member becoming an Interested Member, or

               (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

               (c) at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special general meeting, and not by written consent, by the affirmative vote of holders of shares representing at least 662/3% of the outstanding voting power of the shares of the Company entitled to vote generally at an election of Directors (excluding shares owned by the Interested Member).

          (2)  The restrictions contained in this Bye-law shall not apply if:

               (a) a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of ownership; or

               (b) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an Interested Member during the previous 3 years or who became an Interested Member with the approval of the Board; and
                    (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than 1) who were Directors prior to any person becoming an Interested Member during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) an amalgamation, scheme of arrangement, merger, consolidation or similar transaction involving the Company (except for any such transaction in respect of which no vote of the Members of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect subsidiary of the Company

                    (other than to any direct or indirect wholly-owned subsidiary of the Company or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Company. The Company shall give not less than 20 days notice to all Interested Members prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

          (3)  As used in this Bye-law only, the term:

               (a) "AFFILIATE" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

               (b) "ASSOCIATE," when used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

               (c) "BUSINESS COMBINATION," when used in reference to the Company and any Interested Member of the Company, means:

                    (i) any amalgamation, scheme of arrangement, merger, consolidation or similar transaction involving the Company or any direct or indirect subsidiary of the Company with (A) the Interested Member, or (B) with any other corporation, partnership, unincorporated association or other entity if such transaction is caused by the Interested Member and as a result of such transaction subsection (a) of this section is not applicable to the surviving entity;

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of such Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

                    (iii) any transaction which results in the issuance or
                          transfer by the Company or by any direct or indirect subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except
                          (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (B) pursuant to a Subsidiary Amalgamation; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Member became such, (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, or (E) any issuance or transfer of shares by the Company, provided however, that in no case under (C)-(E) above shall there be an increase in the Interested Member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

                    (iv) any transaction involving the Company or any direct or indirect subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Member; or

                    (v) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs
                          (i)-(iv) above) provided by or through the Company or any direct or indirect subsidiary.

               (d) "CONTROL," including the term "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Bye-law, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

               (e) "INTERESTED MEMBER" means any person (other than the Company and any direct or indirect subsidiary of the Company) that
                    (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and the affiliates and associates of such person; provided, however, that the term "Interested Member" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional shares of voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of Paragraph (h) of this subsection but shall not include any other unissued shares of such Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (f) "STOCK" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

               (g) "VOTING STOCK" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

               (h) "OWNER" including the terms "OWN" and "OWNED" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

                    (i)   beneficially owns such stock, directly or indirectly;
                          or

                    (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                    (iii) has any arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item
                          (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

               (i) "SUBSIDIARY AMALGAMATION" means an amalgamation, scheme of arrangement, merger, consolidation or similar transaction with or into a single direct or indirect wholly-owned subsidiary of the Company if: (1) the Company and the direct or indirect wholly-owned subsidiary of the Company are the only constituent companies to such transaction; (2) each share or fraction of a share of the Company outstanding immediately prior to the effective time of such transaction is converted in such transaction into a share or equal fraction of a share of shares of a holding company having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share of the constituent company being converted in such transaction; (3) the holding company and each of the constituent companies to such transaction are companies incorporated in Bermuda; (4) the memorandum of association and bye-laws of the holding company immediately following the effective time of such transaction contain provisions identical to the memorandum of continuance and bye-laws of the Company immediately prior to the effective time of such transaction (other than provisions, if any, regarding the incorporator or incorporators, the corporate name, the registered office and agent, the initial board of directors and the initial subscribers for shares and such provisions contained in any amendment to the charter documents as were necessary to effect a change, exchange, reclassification or cancellation of shares, if such change, exchange, reclassification or cancellation has become effective); (5) as a result of such transaction the Company

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                    or its successor or continuing company becomes or remains a direct or indirect wholly-owned subsidiary of the holding company; (6) the directors of the Company become or remain the directors of the holding company upon the effective time of such transaction; (7) the memorandum of association and bye-laws of the surviving or continuing company immediately following the effective time of such transaction are identical to the memorandum of association and bye-laws of the Company immediately prior to the effective time of such transaction (other than provisions, if any, regarding the incorporator or incorporators, the corporate name, the registered office and agent, the initial board of directors and the initial subscribers for shares and such provisions contained in any amendment to the charter documents as were necessary to effect a change, exchange, reclassification or cancellation of shares, if such change, exchange, reclassification or cancellation has become effective); provided, however, that (i) the memorandum of association and bye-laws of the surviving or continuing company shall be amended in such transaction to contain a provision requiring that any act or transaction by or involving the surviving or continuing company that requires for its adoption under the Act or its bye-laws the approval of the Members of the surviving or continuing company shall, by specific reference to this subsection, require, in addition, the approval of the Members of the holding company (or any successor), by the same vote as is required by the Act and/or by its bye-laws of the surviving or continuing company, and (ii) the bye-laws of the surviving or continuing company may be amended in such transaction to reduce the number of classes and shares of capital stock that the surviving or continuing company is authorized to issue; and (8) the Members of the Company do not recognize gain or loss for United States federal income tax purposes as determined by the board of directors of the constituent company.

          (4) Notwithstanding any other provisions of these Bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-laws), the affirmative vote of the holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding voting shares voting together as a single class, excluding voting shares beneficially owned by any Interested Member, shall be required to amend, alter, change, or repeal, or adopt any provision as part of these Bye-laws inconsistent with the purpose and intent of, this Bye-law 76; PROVIDED, HOWEVER, that this Bye-law 78(4) shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any such amendment, repeal or adoption recommended by the affirmative vote of at least seventy-five percent (75%) of the Directors in office (not including Directors who are affiliates of any Interested Member).

                          ALTERATION OF BYE-LAWS, ETC.

79.       ALTERATION OF BYE-LAWS, ETC.

          (1) No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved both by a resolution of the Board and by a resolution of the Members.

          (2)  Notwithstanding any other provisions of these Bye-laws:

               (a) the affirmative vote of the holders of at least sixty-five percent (65%) of the voting power of the shares entitled to vote generally at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of, Bye-laws 10(2), 11, 15, 31, 32, 33, 39, 45, 46(3), 52, 53, 79(1) and 79(2);
                    and

               (b) the affirmative vote set forth in Bye-law 78(4) shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of, Bye-law 78.

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          (3)  In addition to any affirmative vote required by law, by these
Bye-laws or otherwise, and except as otherwise expressly provided by the last sentence of this Bye-law 79:

                    (i) the adoption of any agreement for, or the approval of, any amalgamation, merger or consolidation of the Company or any subsidiary with or into any person or group that is the beneficial owner of 10% or more of the then outstanding shares of voting stock of the Company ("Non-exempted Beneficial Owner") or any affiliate thereof;

                    (ii) the sale, lease, transfer or other disposition of all or any portion of the assets of the Company or any subsidiary (other than in the ordinary course of business) to any Non-exempted Beneficial Owner or its affiliates;

                    (iii) the issuance or transfer by the Company or any
                          subsidiary of voting securities of the Company or any subsidiary to a Non-exempted Beneficial Owner or any affiliate thereof; or

                    (iv)  any amendment of this Bye-law 79(3).

shall require the affirmative vote of the holders of at least 80% of the voting power of the shares of the Company entitled to vote generally at an election of Directors (including a majority of the voting power of such shares held by Members other than Non-exempted Beneficial Owners).

          The requirements of Bye-law 79(3) shall not apply to any transaction which is approved by the Board; PROVIDED, HOWEVER, that a majority of the Directors voting in favor thereof were duly elected and acting members of the Board prior to the time such person or group or affiliate thereof became a Non-exempted Beneficial Owner.

                                      -26-